CLAYTON WILLIAMS ENERGY, INC.
6 DESTA DRIVE - SUITE 6500
MIDLAND, TEXAS 79705-5519

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, on April 23, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, on April 23, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E24289-S57194

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CLAYTON WILLIAMS ENERGY, INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

	For	Against	Abstain
1. To adopt the Agreement and Plan of Merger, dated as of January 13, 2017, as it may be amended from time to time (the merger agreement), by and among Noble Energy, Inc., Wild West Merger Sub, Inc., NBL Permian LLC and Clayton Williams Energy, Inc. (CWEI).	☐	☐	☐
2. To approve the adjournment of the CWEI special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the CWEI special meeting.	☐	☐	☐
3. To approve, on an advisory (non-binding) basis, payments that will or may be paid to CWEI's named executive officers in connection with the merger.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the CWEI special meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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CLAYTON WILLIAMS ENERGY, INC.

SPECIAL MEETING OF STOCKHOLDERS

Monday, April 24, 2017
10:00 A.M. CDT

CLAYDESTA CONFERENCE CENTER
6 Desta Drive, Suite 6550
Midland, Texas 79705-9963

For meeting directions, please call 432-688-3419

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement and Prospectus are available at www.proxyvote.com.

E24290-S57194

CLAYTON WILLIAMS ENERGY, INC.
Special Meeting of Stockholders
April 24, 2017 at 10:00 A.M.
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Mel G. Riggs and Jaime Casas, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CLAYTON WILLIAMS ENERGY, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 A.M. CDT on April 24, 2017, at the ClayDesta Conference Center, 6 Desta Drive, Suite 6550, Midland, Texas 79705, and any adjournment or postponement thereof, and to transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR proposal 1, FOR proposal 2, FOR proposal 3 and in the discretion of the proxies with respect to such other business as may properly come before the meeting. Please refer to the reverse side for voting instructions.

Should the undersigned be present and choose to vote at the Special Meeting of Stockholders, and once the Company's Corporate Secretary is notified of the decision to terminate this proxy, then the power of the proxies will be terminated.

The instructions submitted by proxy card, telephone or Internet must be provided no later than 11:59 P.M., Eastern Daylight Time, on April 23, 2017.

IMPORTANT-THE PROXY CARD MUST BE SIGNED ON THE REVERSE SIDE IF SUBMITTED BY MAIL

Continued and to be signed on reverse side

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